Exhibit 3.3

AGREEMENT OF LIMITED PARTNERSHIP

OF

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P.

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE LIMITED PARTNERSHIP INTERESTS DESCRIBED IN AND ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA.  ACCORDINGLY, NO SUCH LIMITED PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.  ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING PARTNER AND THE PARTNERSHIP TO LIABILITY.

INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  IN MAKING THE DECISION WHETHER TO BE A PARTNER IN THE PARTNERSHIP, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP AND THE TERMS OF THE LIMITED PARTNERSHIP INTERESTS.

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6.08	General Partner Activities	28
6.09	Title to Partnership Assets	28
6.10	Redemption of General Partner Partnership Units	28
6.11	Transfer of the General Partner’s Partnership Interest	28
6.12	Admission of a Substitute or Additional General Partner	30
6.13	Effect of Bankruptcy, Withdrawal, or Dissolution of a General Partner	31
6.14	Removal of the General Partner	31

ARTICLE VII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		32

7.01	Management of the Partnership	32
7.02	Power of Attorney	32
7.03	Limitation on Liability of Limited Partners	32
7.04	Redemption Right	33

ARTICLE VIII TRANSFERS OF PARTNERSHIP INTERESTS		35

8.01	Purchase for Investment	35
8.02	Restrictions on Transfer of Partnership Interests	36
8.03	Admission of Substitute Limited Partner	37
8.04	Rights of Assignees of Partnership Interests	38
8.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	38
8.06	Joint Ownership of Interests	38

ARTICLE IX BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		39

9.01	Books and Records	39
9.02	Custody of Partnership Funds; Bank Accounts	39
9.03	Fiscal and Taxable Year	39
9.04	Annual Tax Information and Report	39
9.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments	40
9.06	Reports to Limited Partners	40

ARTICLE X DISSOLUTION AND LIQUIDATION		40

10.01	Dissolution	40
10.02	Winding Up	41
10.03	No Obligation to Restore Deficit Capital Account Balance	42
10.04	Deemed Distribution and Recontribution	43
10.05	Rights of Limited Partners	43
10.06	Notice of Dissolution	43
10.07	Cancellation of Certificate of Limited Partnership	44
10.08	Reasonable Time for Winding Up	44
10.09	Waiver of Partition	44
10.10	Liability of Liquidator	44

ARTICLE XI AMENDMENT OF AGREEMENT; MERGER		44

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ARTICLE XII GENERAL PROVISIONS		45

12.01	Notices	45
12.02	Survival of Rights	45
12.03	Additional Documents	45
12.04	Severability	45
12.05	Entire Agreement	45
12.06	Pronouns and Plurals	45
12.07	Headings	45
12.08	Counterparts	45
12.09	Governing Law	46

SCHEDULES AND EXHIBITS

Schedule A	—	Partnership Units
Exhibit A	—	Notice of Exercise of Redemption Right
Exhibit B	—	FIRPTA Affidavit
Exhibit C	—

Designation Of The Preferences, Conversion And Other Rights, Voting Powers, Restrictions, Limitations As To Distributions, Qualifications And Terms And Conditions Of Redemption Of The Series A Preferred Units

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AGREEMENT OF LIMITED PARTNERSHIP

OF

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P.

Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on July 10, 2012.  This Agreement of Limited Partnership is hereby entered into as of the 11th day of July, 2012, by and among Four Springs Capital Trust, a Maryland trust (the “General Partner”), and the initial Limited Partners set forth on the signature pages of this Agreement.

BACKGROUND

A.                                    The General Partner and the initial Limited Partners set forth on the signature pages of this Agreement desire to state the partnership agreement of the Partnership.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

The following defined terms used in this Agreement have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Additional Securities” has the meaning set forth in Section 4.02(a) hereof.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership fiscal year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership fiscal year.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) any administrative or operating costs and expenses of the General Partner, including any salaries or other payments to trustees, directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner (other than costs and expenses relating to any properties or other investments held directly by the General Partner), and (iii) to the extent not included in clause (i) or (ii) above, REIT Expenses, provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary of the General Partner that is not also a Subsidiary of the Partnership.

“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner.  The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on the books and records of the General Partner.

“Agreement” means this Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P.

“Board of Trustees” means the Board of Trustees of the General Partner.

“Capital Account” has the meaning provided in Section 4.04 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 7.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.  Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the Common Shares of Beneficial Interest, par value $0.001 per share, issued by the General Partner.

“Common Unit” means any Partnership Unit that is not specifically designated by the General Partner as being of a specified series of a Preference Unit.  It is the intention of the General Partner, in establishing the Common Units, that each Common Unit shall be substantially the economic equivalent of a Common Share.

“Common Unit Accumulated Amount” means, as of any date, the amount by which (x) the aggregate of all amounts previously distributed to holders of Series A Preferred Units pursuant to Section 5.02(b)(i), exceeds (y) the sum of all amounts previously distributed to holders of Common Units pursuant to Section 5.02(b)(ii) (excluding Common Units that were converted from Series A Preferred Units prior to such distribution); provided, however, if such excess shall be less than zero, then the Common Unit Accumulated Amount shall equal zero.

“Contribution Agreements” means, with respect to any Limited Partner, the agreement(s), if any, pursuant to which such Limited Partner agreed to contribute assets or property owned by such Limited Partner to the Partnership in consideration for Partnership Units, whether entered into before, at or after the date hereof.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Declaration of Trust” means the Declaration of Trust of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

“Dissolution-Related Transactions” means those transactions (including a Terminating Capital Transaction) undertaken upon, following and/or in connection with the dissolution and liquidation of the General Partner under the provisions of Article XIII.

“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Exempt Transfer” has the meaning set forth in Section 8.02(c).

“General Partner” means Four Springs Capital Trust, a Maryland trust, and any Person who becomes a substitute or additional general partner as provided herein, and any of their successors as General Partner.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a trustee, officer, manager or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Independent Trustee” means a person who is a trustee of the General Partner and who is not an officer or employee of the General Partner, Partnership or an Affiliate thereof, a lessee of any Property, or in certain circumstances as set forth in the Listing Requirements of the NYSE, a Limited Partner.

“Limited Partner” means any Person named as a Limited Partner on the books and records of the Partnership, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner that is a limited partnership interest, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“Losses” has the meaning provided in Section 5.01(h) hereof.

“Majority in Interest” of the Limited Partners means Limited Partners holding a majority of the Limited Partnership Interests.

“NYSE” means the New York Stock Exchange.

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“Offer” has the meaning set forth in Section 6.11(b) hereof.

“Partner” means any General Partner or Limited Partner.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i).  A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Four Springs Capital Trust Operating Partnership, L.P., a Delaware limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d).  In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means a Common Unit, a Series A Preferred Unit and any and each other fractional, undivided share of the Partnership Interests of the Partners issued hereunder.  The allocation of Partnership Units among the Partners shall be as set forth on the books and records of the Partnership, as may be amended from time to time.

“Percentage Interest” means, at any time and with respect to any class or any series of any class of Partnership Interest issued hereunder and any Partner holding any interest in such class, the percentage determined by dividing the Partnership Units of such class or series then owned by such Partner by the total number of Partnership Units of such class or series then outstanding, as shall be set forth on the books and records of the Partnership.

“Person” means any individual, general partnership, limited partnership, corporation, joint venture, trust, limited liability company, cooperative, association, unincorporated organization, benefit plan or governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof.

“Profit” has the meaning provided in Section 5.01(h) hereof.

“Property” means any property or other investment in which the Partnership holds an ownership interest, either directly or through a Subsidiary.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as determined in accordance with Section 7.04(b) hereof.

“Redemption Right” has the meaning provided in Section 7.04(a) hereof.

“Redeeming Limited Partner” has the meaning provided in Section 7.04(a) hereof.

“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time.  Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner (or Successor Entity, as the case may be).  Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if the General Partner is not the General Partner, the organizational documents of the General Partner).  In the event that there is more than one class or series of REIT Shares, the term “REIT Shares” shall, as the context requires, be deemed to refer to the class or series of REIT Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Series A Preferred Units, the term “REIT Shares” refers to Series A Preferred Shares of beneficial interest (or other comparable equity interest) of the General Partner (or Successor Entity, as the case may be).

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of the General Partner, (ii) costs and expenses relating to any private or public offering and registration of securities by the General Partner, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting and other discounts and selling commissions applicable to any such offering of securities, all expenses incident to filing with the National Association of Securities Dealers, Inc., registration fees, printing expenses, accounting and legal fees and expenses, accounting expenses incident to or required by any such registration or qualification, expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, initial purchasers or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Limited Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Restriction Notice” has the meaning set forth in Section 7.04(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Preferred Shares of Beneficial Interest, par value $0.001 per share, issued by the General Partner.

“Series A Preferred Unit’ means a Partnership Unit issued by the Partnership to a Limited Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares.  The Series A Preferred Units shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Exhibit C attached hereto.  It is the intention of the General Partner, in establishing the Series A Preferred Units, that each Series A Preferred Unit shall be substantially the economic equivalent of a Series A Preferred Share.

“Service” means the Internal Revenue Service division of the United States Department of the Treasury.

“Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner.  Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust. In the event that there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust, or other entity of which such Person owns a majority of either (i) the voting power of such entity (whether through direct or indirect ownership of the voting securities, by contract or otherwise), or (ii) the outstanding equity and/or other beneficial interests of such entity.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 8.03 hereof.

“Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein.

“Surviving Company” has the meaning set forth in Section 6.11(c) hereof.

“Target Final Balances” has the meaning set forth in Section 5.06 hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets and properties of the Partnership and its Subsidiaries (including the sale or other disposition of interests in any one or more of such Subsidiaries) for cash and/or marketable securities or a related series of transactions that, taken together, result in such a sale or other disposition.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter interdealer quotation system on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 6.11 (b) hereof.

“Transfer” has the meaning set forth in Section 8.02(a) hereof.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation.  The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on any securities exchange, including the NYSE, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange, including the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on any securities exchange, including the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question or such information is not available with respect to such security, the value of the security shall be determined by the General Partner acting in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.  In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE II

FORMATION OF PARTNERSHIP

2.01                        Name, Office and Registered Agent.  The name of the Partnership is FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P.  The specified office and place of business of the Partnership shall be 1901 Main Street, Lake Como, New Jersey 07719.  The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.  The name of the Partnership’s registered agent is Corporations Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.02                        Partners.

(a)                                 The general partner of the Partnership is the General Partner.  The General Partner’s principal place of business is the same as that of the Partnership.

(b)                                 The Limited Partners are those Persons identified as Limited Partners on the books and records of the Partnership, as amended from time to time.  The initial Limited Partners are identified on the signature pages to this Agreement, and any subsequent Limited Partners shall be admitted in accordance with Articles IV and IX of this Agreement.

2.03                        Term and Dissolution.

(a)                                 The Partnership’s existence shall be perpetual, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)                                     The occurrence of an Event of Bankruptcy of the General Partner or the dissolution, removal or withdrawal of the General Partner unless the business of the Partnership is continued pursuant to Section 10.01(f) hereof; provided that if the General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and its partners comply with any other applicable requirements of this Agreement;

(ii)                                  The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

(iii)                               The redemption of all Limited Partnership Interests (other than the Limited Partnership Interests held by the General Partner) provided, however, the General Partner may elect to cause or to move persons to be admitted as a Limited Partner in order to continue the existence of the Partnership; or

(iv)                              The election by the General Partner that the Partnership should be dissolved.

(b)                                 Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 10.01(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.05 hereof.  Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.04                        Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file at the expense of the Partnership any Certificate, and any and all amendments thereto, and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.05                        Certificates Describing Partnership Units.  At the request of a Limited Partner, the General Partner, at its option, may issue a certificate representing the number of Partnership Units owned by such Limited Partner.  Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable.  The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P., a Delaware limited partnership, as amended from time to time.

ARTICLE III

BUSINESS OF THE PARTNERSHIP

3.01                        Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.  In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner.  Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time.  The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

3.02                        Powers.  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, could (i) adversely affect the ability of the General Partner to continue to qualify as a REIT; (ii) subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01                        Capital Contributions.  The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests as set forth opposite their names on the books and records of the Partnership, as may be amended from time to time.

4.02                        Additional Capital Contributions and Issuances of Additional Partnership Interests.  Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.  The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

(a)                                 Issuances of Additional Partnership Interests.

(i)                                     General.  The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration (including in exchange for the performance of past, present and/or future services) and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners.  Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, priorities and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partnership Interests, all of which as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(1)                                 (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests shall have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.02 and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the General Partner from the issuance of such shares of beneficial interest of or other interests in the General Partner;

(2)                                 the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)                                 the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii)                                  Upon Issuance of Additional Securities.  The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.04 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership.  Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, including to underwriters in connection with the issuances of REIT Shares, and, upon such issuance, the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (y) the General Partner contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise.  For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)                                 Certain Contributions of Proceeds of Issuance of REIT Shares.  In connection with any and all issuances of REIT Shares, the General Partner shall make Capital

Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall make a Capital Contribution of such net proceeds to the Partnership but solely for the purpose of determining its Percentage Interest, the General Partner shall be deemed to receive additional Partnership Units with a value equal to the aggregate amount of the gross proceeds of such issuance pursuant to Section 4.02(a) hereof.  Upon any such Capital Contribution by the General Partner, the General Partner’s Capital Account shall be increased by the actual amount of its Capital Contribution pursuant to Section 4.04 hereof.

(c)                                  General Partner Repurchase of Capital Stock.  If the General Partner shall repurchase shares of any class of the General Partner’s capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.10 hereof and the General Partner shall cause the Partnership to repurchase a number of Partnership Interests of the appropriate class held by the General Partner equal to the quotient of the number of such shares of the General Partner’s capital stock divided by the Conversion Factor in accordance with the provisions set forth in Section 6.10.

4.03                        Additional Funding.  If the General Partner determines that it is in the best interest of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04                        Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership grants more than a de minimis Partnership Interest as consideration for the provision of services to or for the benefit of the Partnership by a Partner acting in a partner capacity or by a new Partner acting in a partner capacity or in anticipation of being a Partner, or (iv) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner may revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).  When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.  Notwithstanding any provision contained herein to the contrary, no Partner shall be required to restore any negative balance in its Capital Account.  As of the date hereof, the Capital Account balances of the Partners are set forth on Schedule A.

4.05                        Percentage Interests.  If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease.  If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the portion of the year ending on the day when the Partnership’s property is revalued by the General Partner and the portion of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each portion.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs.  The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.  The General Partner shall amend Schedule A accordingly.

4.06                        No Interest on Contributions.  No Partner shall be entitled to interest on its Capital Contribution.

4.07                        Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08                        No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

5.01                        Allocations of Profits and Losses.  The Partnership’s Profits and Losses (each as computed in accordance with Section 5.01(h) below) and other items of income, gain, loss and deductions (other than Profits and Losses and other items of income, gain, loss and deductions from and/or in respect of a Terminating Capital Transaction and other Dissolution-Related Transactions, which shall instead be allocated to and among the Partners pursuant to and in accordance with Section 5.06 below)) shall be allocated to and among the Partners in each taxable year (or portion thereof) as provided herein below.

(a)                                 Profits.  After giving effect to the special allocations set forth in Sections 5.01(c) through (f) below, Profits shall be allocated

(i)                                     first, to the General Partner to the extent that Losses previously allocated to the General Partner pursuant to the last sentence of Section 5.01(b) below exceed Profits previously allocated to the General Partner pursuant to this clause (i);

(ii)                                  second, to the General Partner, until the aggregate Profits allocated to the General Partner pursuant to this clause (ii) shall equal the aggregate Losses allocated to the General Partner pursuant to Section 5.01(b)(iv);

(iii)                               third, to the holders of Series A Preferred Units, and to each such holder in proportion to the aggregate amount of Losses previously allocated to each such holder pursuant to Section 5.01(b)(iii), until the aggregate Profits allocated to each such holder pursuant to this clause (iii) shall equal the aggregate Losses so previously allocated to each such holder pursuant to Section 5.01(b)(iii);

(iv)                              fourth, to holders of the Series A Preferred Units, and to each such holder in proportion to the aggregate amount distributed to each such holder pursuant to Section 5.02(b)(i) (as a percentage of the aggregate amount so distributed to all such holders pursuant to Section 5.02(b)(i)), until the aggregate Profits allocated to each such holder pursuant to this clause (iv) shall equal the aggregate amount distributed to each such holder pursuant to Section 5.02(b)(i) (provided that the allocation provided for in this clause (iv) shall not apply to a distribution, or portion thereof, made pursuant to Section 5.1(b)(i) that is treated as, and/or determined to be, a guaranteed payment under Section 707(c) of the Code);

(v)                                 fifth, to the holders of Common Units, and to each such holder in proportion to the aggregate Losses previously allocated to each such holder pursuant to Section 5.01(b)(ii), until the aggregate Profits allocated to each such holder pursuant to this clause (v) shall equal the aggregate Losses so previously allocated to each such holder pursuant to Section 5.01(b)(ii); and

(vi)                              sixth, to the holders of Common Units, in accordance with their respective Percentage Interests as regard to the class of Partnership Interest comprised only of

Common Units.

(b)                                 Losses. After giving effect to the special allocations set forth in Sections 5.01(c) through (f) below, Losses shall be allocated

(i)                                     first, to all holders of Common Units in proportion to their respective Percentage Interests as regard to the class of Partnership Interest comprised only of Common Units, until the aggregate Losses allocated to each such holder pursuant to this clause (i) shall equal the aggregate Profits to each such holder pursuant to Section 5.01(a)(vi);

(ii)                                  second, to those holders of Common Units with Capital Account balances that are (and would be) positive if such Capital Accounts were to be determined by taking into account only those Capital Contributions, allocations and other Capital Account adjustments made (and deemed made) in respect of said Common Units (and no other class of Partnership Interest), until such positive balances (as so determined) for each such holder shall be reduced to zero;

(iii)                               third, to those holders of Series A Preferred Units with Capital Account balances that are (and would be) positive if such Capital Accounts were to be determined by taking into account only those Capital Contributions, allocations and other Capital Account adjustments made (and deemed made) in respect of said Series A Preferred Units (and no other class of Partnership Interest), until such positive balances (as so determined) for each such holder shall be reduced to zero; and

(iv)                              then, to the General Partner;

provided that, Losses shall not be allocated to any Limited Partner pursuant to this Section 5.01(b) to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof); all Losses in excess of such limitation shall be allocated to the General Partner.

(c)                                  Minimum Gain Chargeback.  Notwithstanding any provision to the contrary, and except as otherwise provided in any Contribution Agreement, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).  A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be (x) to the extent of the gain that would be allocated to the Partner under Section 704(c) upon a sale of the property of the Partnership, the amount of such gain, and (y) to the extent that the nonrecourse liabilities exceed the amount allocated under clause (x), each Partner’s Percentage Interest.

(d)                                 Qualified Income Offset.  If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(e)                                  Capital Account Deficits.  Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.  Any Loss in excess of that limitation shall be allocated to the General Partner.  After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit shall first be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.01(e).

(f)                                   Allocations Between Transferor and Transferee.  If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(g)                                  Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Sections 5.01(c) through (f), be characterized as Recapture Income in the same proportions and to the same extent as such

Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(h)                                 Definition of Profits and Losses.  “Profits” and “Losses” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profits and Losses shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), 5.01(d) or 5.01(e).  All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4).  Unless otherwise agreed with a contributing Limited Partner, the Partnership shall use the traditional method for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to the properties acquired by the Partnership on or before the date hereof and, with respect to other properties subsequently acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

5.02                        Requirement and Characterization of Distributions.

(a)                                 General.  The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion.  Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interest is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.  For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners in amounts such that the General Partner will receive amounts sufficient to enable it to pay shareholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations and (2) avoid any federal income or excise tax liability for the General Partner.

(b)                                 Method.  At such times as the General Partner shall determine, the Partnership will make distributions to the General Partner in such amount necessary to enable the General Partner to pay REIT Expenses, and thereafter, but subject to and except as provided in Section 5.05:

(i)                                     first, to holders of Series A Preferred Units, and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of Series A Preferred Units, until the aggregate amount distributed pursuant to this clause (i) shall equal the then preferential distributions accumulated and unpaid on the Series A Preferred Units in accordance with the terms thereof as set forth on Exhibit C attached hereto; and

(ii)                                  then, to holders of Common Units, and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of Common Units;

Each holder of a Partnership Interest that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interest (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).  Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution with respect to any Common Unit until such time as the Partnership has distributed to the holders of the Series A Preferred Units all distributions payable with respect to the Series A Preferred Units, in accordance with the terms thereof as set forth on Exhibit C attached hereto.

(c)                                  Withholding.  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 5.02(c). In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 5.02(c) when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

(d)                                 No Double Benefit.  Notwithstanding anything herein to the contrary, in no event may a Partner receive a distribution with respect to a Partnership Unit if such Partner is entitled to receive a dividend or other distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed if the effect of the distribution with respect to the Partnership Unit would be to result in receipt by the Partner (in its capacity as a shareholder of the General Partner as well as in its capacity as a Partner) of a larger distribution than the Partner would have received if it had only been a Partner in the Partnership.

5.03                        No Right to Distributions in Kind.  No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.04                        Limitations on Return of Capital Contributions.  Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to cause the Partnership to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.05                        Distributions From Terminating Capital Transaction and Other Dissolution Related Transactions.  Proceeds from a Terminating Capital Transaction and other Dissolution-Related Transactions shall be distributed to the Partners in accordance with Section 10.02(a) hereof.

5.06                        Target Final Balance.  Notwithstanding anything herein to the contrary, Profits and Losses (and other items of Partnership income, gain, losses and deductions) from and/or in respect of a Terminating Capital Transaction and other Dissolution-Related Transactions (as the General Partner shall ascertain and determine) shall be allocated to and among the Partners in such a manner so as to produce (as closely as possible in the General Partner’s judgment) a final Capital Account balance for each Partner (“Target Final Balances”) that equals the aggregate distributions that each Partner would receive under Section 10.02(a).  To the extent that the allocation provisions of this Agreement would not produce the Target Final Balance(s) for any one or more Partners, then the General Partner may (but shall not be required to) re-allocate Profits and Losses and/or other items of Partnership income (including gross income), gain, deductions and/or losses for any prior open Partnership tax year(s) (and, thus, file amended tax returns and issue amended Schedules K-1 for such prior tax year(s)) to and among the Partners in such manner as the General Partner determines to be reasonably necessary to produce (as closely as possible and for as many of the Partners as possible) the Target Final Balance for each Partner.  This Section 5.06 shall apply without regard to any allocation or re-allocation that may be required and/or imposed by the Internal Revenue Service or any other tax authority in any audit, proceeding or otherwise.

ARTICLE VI

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.01                        Management of the Partnership.

(a)                                 Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)                                     to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

(ii)                                  to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)                               to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)                              to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)                                 to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)                              to guarantee or become a co-maker of indebtedness of any Subsidiary of the General Partner, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)                           to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership, any Subsidiary of either or their Affiliates, to third parties or to the General Partner as set forth in this Agreement;

(viii)                        to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)                              to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(x)                                 to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)                              to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)                           to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)                        to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)                       to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv)                          to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)                       to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)                    to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)                 to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)                       to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)                          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(xxi)                       to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxii)                    to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT, unless the General Partner voluntarily terminates its REIT status, and all actions consistent with avoiding entity level tax on the General Partner for so long as it elects to qualify as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)                                 Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02                        Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03                        Indemnification and Exculpation of Indemnitees.

(a)                                 The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a).  The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a).  Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)                                 The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)                                  The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)                                 The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)                                   In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.04                        Liability of the General Partner.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.  The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)                                 The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s securityholders (including the General Partner’s shareholders) collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  In the event of a conflict between the interests of the securityholders of the General Partner (including the General Partner’s shareholders) on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the securityholders of the General Partner (including the General Partner’s shareholders) or the Limited Partners; provided, however, that for so long as the General Partner owns a majority of the Partnership Units, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the securityholders of the General Partner (including the General Partner’s shareholders) or the Limited Partners shall be resolved in favor of the securityholders of the General Partner (including the General Partner’s shareholders).  The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)                                  Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)                                 Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)                                  Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05                        Partnership Obligations.

(a)                                 Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)                                 All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership.  In the event that any such reimbursement made by the General Partner is treated as gross income of the General Partner for purposes of Section 856 of the Code, the Partnership shall treat such reimbursement as a guaranteed payment to the General Partner within the meaning of Section 707(c) of the Code.

6.06                        Outside Activities.  Subject to Section 6.08 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate, shareholder or holder of beneficial interest of the General Partner and the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.  Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities.  None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.07                        Employment or Retention of Affiliates.

(a)                                 Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b)                                 The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)                                  The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

6.08                        General Partner Activities.  The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of real property, shall be conducted through the Partnership and/or one or more Subsidiaries of the Partnerships; provided, however, that the General Partner may make a direct acquisition, if and only if, such acquisition is made in connection with the issuance of Additional Securities, and such direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner, by the General Partner.

6.09                        Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10                        Redemption of General Partner Partnership Units.  In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares.  Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner.  In the event any REIT Shares are redeemed by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

6.11                        Transfer of the General Partner’s Partnership Interest.

(a)                                 The General Partner shall not transfer all or any portion of its Partnership Interest or withdraw as the General Partner except as provided in or in connection with a transaction contemplated by Section 6.11(b), (c) or (d).

(b)                                 Except as otherwise provided in Section 6.11(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of organizational form), in each case which results in a change of control of the General Partner (a “Transaction”), unless at least one of the following conditions is met:

(i)                                     the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner) is obtained;

(ii)                                  as a result of such Transaction, all Limited Partners will receive, or have the right to receive, for each Partnership Unit an amount of cash, securities or other property equal in value to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration for one REIT Share; provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii)                               the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities or other property having a value (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property having a value (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(c)                                  Notwithstanding anything set forth in Section 6.11(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Company”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Company in good faith and (ii) the Surviving Company expressly agrees to assume all obligations of the General Partner hereunder.  Upon such contribution and assumption, the Surviving Company shall have the right and duty to amend this Agreement as set forth in this Section 6.11(c).  The Surviving Company shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.  Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation.  Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor.  The Surviving Company also shall in good faith modify the definition of REIT Shares and make such amendments to Section 6.11 hereof so as to approximate the existing rights and obligations set forth in Section 6.11 as closely as reasonably possible.  The above provisions of this Section 6.11(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with and subject in all respects to the exercise of the Board of Trustees’ fiduciary duties to the shareholders of the General Partner under applicable law.

(d)                                 Notwithstanding anything in this Article VI,

(i)                                     the General Partner may transfer all or any portion of its General Partnership Interest to (A) any wholly-owned Subsidiary of the General Partner or (B) a parent company of the General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)                                  the General Partner may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the REIT Shares are listed or traded.

6.12                        Admission of a Substitute or Additional General Partner.  A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)                                 the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.04 hereof in connection with such admission shall have been performed;

(b)                                 if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)                                  counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

6.13                        Effect of Bankruptcy, Withdrawal, or Dissolution of a General Partner.

(a)                                 Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 6.14(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 6.13(b) hereof.  The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 6.12 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)                                 Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 6.14(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 6.12 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a Majority in Interest.  If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

6.14                        Removal of the General Partner.

(a)                                 Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed automatically; provided, however, that if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.  The Limited Partners may not remove the General Partner, with or without cause.

(b)                                 If the General Partner has been removed pursuant to this Section 6.14 and the Partnership is continued pursuant to Section 6.13 hereof, the General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Majority in Interest in accordance with Section 6.13(b) hereof and otherwise be admitted to the Partnership in accordance with Section 6.12 hereof.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest (excluding the General Partner) within 10 days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed

General Partner and a Majority in Interest each shall select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)                                  The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 6.14(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 6.14(b).

(d)                                 All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 6.14.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

7.01                        Management of the Partnership.  The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

7.02                        Power of Attorney.  Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

7.03                        Limitation on Liability of Limited Partners.  No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder.  After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

7.04                        Redemption Right.

(a)                                 Subject to Sections 7.04(b) through (g), and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them and any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner, each Limited Partner, other than the General Partner (in its capacity as the holder of Limited Partnership Interests), shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units that have been held by such Limited Partner for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion) at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership.  The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to satisfy the Redemption Right by delivering to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, provided, further, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption.  A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner.  The Redeeming Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)                                 Notwithstanding the provisions of Section 7.04(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as may be elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such acquired Partnership Units.  If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 7.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after its receipt of such Notice of Redemption.  In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale by the Redeeming Limited Partner of its Partnership Units to the

General Partner.  Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c)                                  [intentionally omitted]

(d)                                 Notwithstanding the provisions of Sections 7.04(a) and 7.04(b), a Limited Partner shall not be entitled to exercise the Redemption Right if, in the case of Section 7.04(b), the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 7.04(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 7.04(b)), would (i) result in such Partner or any other Person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Declaration of Trust and calculated in accordance therewith, except as provided in the Declaration of Trust), (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner’s, the Partnership’s or a Partnership Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) be likely to cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares or Partnership Units for purposes of complying with the registration provisions of the Securities Act.  The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 7.04(d).

(e)                                  Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 7.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount.  Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 7.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued.  Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

(f)                                   Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right.  If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit B.  As a condition to the exercise of the Redemption Right, a Redeeming Limited Partner shall pay, or make provision satisfactory to the General Partner for the payment of, any and all withholding taxes which the General Partner determines that the Partnership and/or the General Partner is obligated to collect in respect of the Redemption Right (and/or the issuance or transfer of the REIT Shares Amount or Cash Amount, as applicable, pursuant to the exercise thereof) and the Partnership and/or the General Partner may deduct from, as applicable, the Cash Amount or any other distributions or payments of any kind otherwise due to the Redeeming Limited Partner an amount equal to the total federal, state and local taxes required to be so withheld (with the amount so deducted being treated for all purposes as an amount actually distributed or paid to the Redeeming Limited Partner), and if such distributions and payments are inadequate to satisfy such federal, state and local taxes, or if no such distributions or payments are due or to become due to the Redeeming Limited Partner, then the Redeeming Limited Partner shall provide to the Partnership and/or the General Partner, as the case may be, with cash funds or make other arrangements satisfactory to the General Partner so that the Partnership and/or the General Partner, as applicable, has sufficient cash funds with which to satisfy such withholding tax obligation.  It is understood that all matters with respect to the total amount of taxes to be withheld in respect of the Redemption Right (and/or the issuance or transfer of the REIT Shares Amount or Cash Amount, as applicable, pursuant to the exercise thereof) shall be as determined by the General Partner in its sole discretion.

(g)                                  Notwithstanding any other provision of this Agreement, in addition to the restrictions and limitations set forth in this Section 7.04, the General Partner may place additional and/or further restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary by the General Partner to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

ARTICLE VIII

TRANSFERS OF PARTNERSHIP INTERESTS

8.01                        Purchase for Investment.

(a)                                 Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Interests is made as a principal for such Limited Partner’s account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest, and satisfies other requirements as determined appropriate by the General Partner.

(b)                                 Subject to the provisions of Section 8.02, each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner’s Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 8.01(a) above.

8.02                        Restrictions on Transfer of Partnership Interests.

(a)                                 Subject to the provisions of Sections 8.04 and 8.02(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner’s Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)                                 No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 8.05 below) of all of such Limited Partner’s Partnership Units pursuant to this Article VIII or pursuant to a redemption of all such Limited Partner’s Partnership Units pursuant to Section 7.04.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)                                  Subject to Sections 8.02(d), (e) and (f) below, a Limited Partner may Transfer all or any portion of such Limited Partner’s Partnership Units, with the consent of the General Partner, which consent shall not be unreasonably withheld, to the transferee in an Exempt Transfer.  The term “Exempt Transfer” shall mean a transfer by a Limited Partner to such Limited Partner’s (i) parent or parent’s spouse, (ii) spouse, (iii) natural or adopted descendant or descendants, (iv) spouse of descendant, (v) brother or sister, (vi) trust created by such Limited Partner for the primary benefit of such Limited Partner and/or any such persons described in (i) through (v) above of which trust such Limited Partner or any such person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a Trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above or (viii) if the Limited Partner is an entity, its beneficial owners.

(d)                                 No Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)                                  No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)                                   Any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g)                                  Prior to the consummation of any Transfer under this Article VIII, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

8.03                        Admission of Substitute Limited Partner.

(a)                                 Subject to the other provisions of this Article VIII, an assignee of the Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(i)                                     The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, a revised Schedule A setting forth the allocation of the Partnership Units among the Partners, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)                                  To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)                               The assignee shall have delivered a letter containing the representation set forth in Section 8.01(a) hereof and the agreement set forth in Section 8.01(b) hereof.

(iv)                              If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)                                 The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 7.02 hereof.

(vi)                              The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)                           The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)                                 For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 8.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)                                  The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 8.03 and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article VIII to the admission of such Person as a Limited Partner of the Partnership.

8.04                        Rights of Assignees of Partnership Interests.

(a)                                 Subject to the provisions of Sections 8.01 and 8.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)                                 Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

8.05                        Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.  The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of such Limited Partner’s estate or, if such Limited Partner dies, such Limited Partner’s executor, administrator or trustee, or, if such Limited Partner is finally adjudicated incompetent, such Limited Partner’s committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

8.06                        Joint Ownership of Interests.  A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common.  The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death.  Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE IX

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

9.01                        Books and Records.  At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including:  (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act.  Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

9.02                        Custody of Partnership Funds; Bank Accounts.

(a)                                 All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)                                 All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds.  The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 9.02(b).

9.03                        Fiscal and Taxable Year.  The fiscal and taxable year of the Partnership shall be the calendar year.

9.04                        Annual Tax Information and Report.  Within a reasonable time after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

9.05                        Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)                                 The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code.  As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner.  The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses.  In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)                                 All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)                                  In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties (if such election has not already been made).  Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement.  Each Partner will furnish the Partnership with all information necessary to give effect to such election.

9.06                        Reports to Limited Partners.

(a)                                 If the General Partner is required to furnish an annual report to its shareholders containing financial statements of the General Partner or the Partnership, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner.  The annual financial statements shall be audited by accountants selected by the General Partner.

(b)                                 Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

ARTICLE X
 DISSOLUTION AND LIQUIDATION

10.01                 Dissolution.  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.

The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”) :

(a)                                 the expiration of its term as provided in Section 2.03 hereof;

(b)                                 an event of withdrawal of the General Partner, as defined in the Act (other than an event of Bankruptcy), unless, within ninety (90) days after the withdrawal a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

(c)                                  an election to dissolve the Partnership made by the General Partner;

(d)                                 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(e)                                  a Terminating Capital Transaction (subject to Article XI); or

(f)                                   a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after of the entry of such order or judgment a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

10.02                 Winding Up

(a)                                 General.   Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(i)                                     First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(ii)                                  Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners;

(iii)                               Third, to holders of Series A Preferred Units, and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of Series A Preferred Units, until the aggregate amount distributed pursuant to this clause (iii) shall equal the preferential distributions accumulated and unpaid on the Series A Preferred Units in accordance with the terms thereof;

(iv)                              Fourth, to holders of Series A Preferred Units, and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of Series A Preferred Units, until the aggregate amount distributed to each holder pursuant to this clause (iv) shall equal $10.00 per Series A Preferred Unit so held by each such holder;

(v)                                 Fifth, to holders of Common Units, and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of Common Units, until the aggregate amount distributed pursuant to this clause (v) shall equal the sum of: (A) the then Common Unit Accumulation Account, and (B) the product of $10 and the aggregate number of Common Units then outstanding; and

(vi)                              The balance, if any, to the holders of both Series A Preferred Units and Common Units in proportion to their respective Percentage Interests (with such Percentage Interests being determined for purposes of this clause (vi) by treating each outstanding Series A Preferred Unit as one outstanding Common Unit).

The General Partner shall not receive any additional compensation for any services performed pursuant to the provisions of this Article X.

(b)                                 Deferred Liquidation.  Notwithstanding the provisions of Section 10.02(a) above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.02(a) above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

10.03                 No Obligation to Restore Deficit Capital Account Balance. Notwithstanding anything herein to the contrary, if any Partner should have a deficit balance in his, her or its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the Partnership dissolves and liquidates occurs), such Partner shall have no obligation to restore such deficit or, otherwise, to make any contribution to the capital of the Partnership to restore such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to Section 10.02(a) may be:

(a)                                 distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such  trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); and/or

(b)                                 withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

10.04                 Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article X, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with how such assets would be distributed to the Partners pursuant to Section 10.02(a).  Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

10.05                 Rights of Limited Partners.  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

10.06                 Notice of Dissolution.  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 10.01 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

10.07                 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 10.02 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

10.08                 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 10.02 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

10.09                 Waiver of Partition.  Each Partner hereby waives any right to partition of the Partnership property.

10.10                 Liability of Liquidator.   The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 6.03 hereof.

ARTICLE XI

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement.  The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner):

(a)                                 any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners;

(b)                                 any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(c)                                  any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(d)                                 any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

(e)                                  any amendment to this Article XI.

and provided further, however, that, the consent of Limited Partners holding more than a Majority in Interest shall be required in the case of (i) the merger or the consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation, or (ii) the sale of all or substantially all of the assets of the Partnership; and provided further, that the General Partner without the consent of the Limited Partners, may cause (i) the merger or consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) the sale of all or substantially all of the assets of the Partnership in a transaction pursuant to Section 6.11(b) or (c) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XI.

ARTICLE XII

GENERAL PROVISIONS

12.01                 Notices.  All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in the books and records of the Partnership for each such Partner; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address.  Notices to the Partnership shall be delivered at or mailed to its specified office in Section 2.1 or as may otherwise be located.

12.02                 Survival of Rights.  Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.03                 Additional Documents.  Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.04                 Severability.  If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.05                 Entire Agreement.  This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.06                 Pronouns and Plurals.  When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.07                 Headings.  The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.08                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.09                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of its conflicts of laws principles.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement of Limited Partnership, all as of the    day of July, 2012.

GENERAL PARTNER

Four Springs Capital Trust,
a Maryland trust

By:
Name:
Title:

LIMITED PARTNER

FSCT OP, LLC

By:
Name:
Title:

SCHEDULE A

PARTNERSHIP UNITS

Common Units

FOUR SPRINGS CAPITAL TRUST	99.99%

FSCT OP, LLC	.01%

A-1

EXHIBIT A

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 7.04 of the Agreement of Limited Partnership (the “Agreement”) of Four Springs Capital Trust Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for redemption                Partnership Units in Four Springs Capital Trust Operating Partnership, L.P. in accordance with the terms of the Agreement and the Redemption Right referred to in Section 7.04 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:               ,

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

A-1

EXHIBIT B

For Redeeming Limited Partners that are entities:

CERTIFICATION OF NON-FOREIGN STATUS

Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition.  To inform Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) that no withholding is required with respect to the redemption by          (“Partner”) of its units of limited partnership interest in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.                                      Partner is not a foreign corporation, foreign partnership, foreign Trust Operating Partnership or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.                                      Partner is not a disregarded entity as defined in Proposed Treasury Regulations section 1.1445-2(b)(2)(iii).

3.                                      The U.S. employer identification number of Partner is                      .

4.                                      The principal business address of Partner is:                                 and Partner’s place of incorporation is                                          .

5.                                      Partner agrees to inform the General Partner of the Partnership if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.                                      Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER

By:
Name:
Its:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:	[NAME]

Title

B-1

For Redeeming Limited Partners that are individuals:

CERTIFICATION OF NON-FOREIGN STATUS

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition.  To inform Four Springs Capital Trust Operating Partnership L.P. (the “Partnership”) that no withholding is required with respect to my redemption of my units of limited partnership interest in the Partnership, I,                 , hereby certify the following:

1.                                      I am not a nonresident alien for purposes of U.S. income taxation.

2.                                      My U.S. taxpayer identification number (social security number) is                  .

3.                                      My home address is:                                               .

4.                                      I agree to inform the General Partner of the Partnership promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.                                      I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:

Name:

B-2

EXHIBIT C

DESIGNATION OF THE PREFERENCES, CONVERSION

AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,

LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS

AND CONDITIONS OF REDEMPTION

OF THE

SERIES A PREFERRED UNITS

1.                                      Definitions.

In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit C:

“Board of Trustees” shall mean the Board of Trustees of the General Partner or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the General Partner, par value $.001 per share.

“Conversion Price” shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted in the event of any stock split, subdivision or combination of the Common Shares, or in the event of any capital reorganization or reclassification of the capital stock of the Trust.  The initial conversion price shall be $10.00 (equivalent to a conversion rate of one (1) Common Share for each Series A Preferred Share).

“Current Market Price” of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the General Partner or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the General Partner or the Board of Trustees.

“Distribution Payment Date” shall mean the fifteenth (15th) calendar day of each month (or such other day of each month as determined by the Board of Trustees in its sole discretion) in each year, commencing on the first month to follow the Issue Date; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

“Distribution Periods” shall mean monthly distribution periods commencing on the first day of each month of each year and ending on and including the last day of such month (other than the initial Distribution Period with respect to each Series A Preferred Unit, which shall commence on the date on which such Series A Preferred Unit was issued by the Partnership and end on and include the last day of the month such Series A Preferred Unit was issued).

“Dividend Payment Date” shall mean a dividend payment date with respect to the Series A Preferred Shares.

“Dividend Periods” shall mean the monthly dividend periods with respect to the Series A Preferred Shares.

“Fair Market Value” shall mean the average of the daily Current Market Prices per Common Share during the five (5) consecutive Trading Days selected by the General Partner commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “‘ex’ date,” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Series A Preferred Shares” means the Series A Preferred Shares of Beneficial Interest, par value $0.001 per share, issued by the General Partner.

“Series A Preferred Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares. The Series A Partnership Units shall constitute a series of Preference Units. The Series A Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit C.  It is the intention of the General Partner, in establishing the Series A Preferred Units, that each Series A Preferred Unit shall be substantially the economic equivalent of a Series A Preferred Share.

“Series A Specified Redemption Date” shall mean the sixtieth Business Day after receipt by the General Partner of a Series A Notice of Redemption in respect of the Series A Units; provided, however, that the Series A Specified Redemption Date shall mean the tenth Business Day after receipt by the General Partner of a Series A Notice of Redemption delivered in respect of a redemption described in Treas. Reg. Section 1.7704-1(e).

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series A Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

2.                                      Terms of the Series A Preferred Units.

A.                                    Number. The maximum number of authorized Series A Preferred Units shall be 19,000,000.

B.                                    Distributions.

(i)                                     The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $0.70 per Series A  Preferred Unit (the “Annual Distribution Rate”).  Such distributions shall be cumulative from the Effective Date whether or not in any Distribution Period or Periods there shall be assets of the Partnership legally available for the payment of such distributions.  Subject to such preferential rights as may be granted by the General Partner in future issuances of one or more series of Preference Units, such distributions shall be payable on each Distribution Payment Date when, as and if authorized by the General Partner and declared by the General Partner, in arrears on Distribution Payment Dates commencing on the first Distribution Payment Date after the Effective Date.  Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Units, as they appear on the share records of the Partnership at the close of business on such record dates, not more than 30 days preceding the applicable Distribution

Payment Date (the “Distribution Payment Record Date”), as shall be fixed by the General Partner.  Accumulated and unpaid distributions for any past Distribution Periods may be authorized and declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the General Partner.

(ii)                                  The amount of distributions payable for each full Distribution Period for the Series A Preferred Units shall be computed by dividing the Annual Distribution Rate by twelve. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series A Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series A Preferred Units.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units that may be in arrears.

(iii)                               So long as any Series A Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series A Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Units and such Parity Units.

(iv)                              So long as any Series A Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, or as permitted under Article VI of the Declaration of Trust of the General Partner), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series A Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series A Preferred Units and all past distribution periods with respect to such Parity Units and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series A Preferred Units and any Parity Units.

C.                                    Liquidation Preference. (i) In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the holders of the Series A Preferred Units shall be entitled to receive Ten Dollars ($10.00) per Series A Preferred Unit (the “Liquidation Preference”) plus an amount equal to all distributions (whether or not declared) accumulated and unpaid thereon to the date of final distribution to such holder; but the holders of Series A Preferred Units shall not be entitled to any further payment.  If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the holders of Series A Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Units, and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner and (iii) a sale or transfer of all or substantially all of the Partnership’s or the General Partner’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the General Partner.

(ii)  Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series A Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the holders of the Series A Preferred Units, as provided in this Section, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed.  If any liquidation proceeds remain after making such distributions to the holders of the Junior Units, the remaining proceeds shall be distributed to the holders of the Series A Preferred Units, any other holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series A Preferred Units and Common Units, on a pro rata, as-if converted, basis.

(iii)  Notwithstanding anything to the contrary herein, upon the liquidation, dissolution or winding up of the Partnership or the General Partner, after payment shall have been made in full to the holders of the Series A Preferred Units, as provided in this Section C, the Common Units shall be entitled to the payment of the Common Unit Accumulated Amount plus $10.00 per Common Unit, calculated as of the date of such distribution, pro rata among those Persons who hold Common Units.  For purposes hereof, the “Common Unit Accumulated Amount” means, as of any date (x) the sum of all amounts previously distributed to holders of Series A Preferred Units pursuant to Section 2(B) less (y) the sum of all amounts previously distributed to holders of Common Units (excluding Common Units that were converted from Series A Preferred Units prior to such distribution).

D.                                    Redemption of the Series A Preferred Units.  (i) On or after August 1, 2017, the holders of Series A Preferred Units (other than the General Partner) shall have the right (the “Series A Redemption Right”) to require the Partnership to redeem the Series A Preferred Units in whole or in part, at any time and from time to time, by delivering a notice (the “Notice of

Redemption”) upon not less than 30 days  as set forth herein, subject to the provisions described below, in cash in an amount equal to the holder’s Capital Account after the Carrying Values of all Partnership assets are adjusted and the holder’s Capital Account is adjusted accordingly for the Series A Preferred Units being redeemed. Any such Series A Redemption Right shall be exercised pursuant to notice of redemption (a “Series A Notice of Redemption”), substantially in the form attached to the Agreement as Exhibit B, delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Series A Redemption Right (the “Series A Redeeming Partner”).

(ii) The Series A Redeeming Partner shall have no right with respect to any Series A Preferred Units so redeemed to receive any distributions paid after the Series A Specified Redemption Date, unless the record date for the distribution preceded the Series A Specified Redemption Date.  If the record date for such distribution was a date prior to the Series A Specified Redemption Date and the Distribution Payment Date in respect of such distribution was a date after the Series A Specified Redemption Date, such Series A Redeeming Partner shall be required, as a condition of the redemption of such Series A Preferred Units, to pay the amount of such distribution to the Partnership (if such Series A Preferred Units are redeemed for cash) or to the General Partner (if such Series A Preferred Units are redeemed for Series A Preferred Shares).

(iii) If the holder of the Series A Preferred Units has delivered a Series A Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Series A Preferred Shares set forth in the Declaration of Trust), elect to assume directly and satisfy the Series A Redemption Right by paying to the Redeeming Partner either (x) an amount equal to the holder’s Capital Account for the Series A Preferred Units being redeemed after the Carrying Values of all Partnership assets are adjusted and the holder’s Capital Account is adjusted accordingly or (y) in the form of Series A Preferred Shares, as set forth in paragraph (b) below. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Series A Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Series A Redemption Right.  In the event the General Partner shall exercise its right to satisfy the Series A Redemption Right in the manner described in the first sentence of this paragraph (ii) and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Series A Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner’s Partnership Units to the General Partner. Nothing contained in this paragraph (iii) shall imply any right of the General Partner to require any holder of Series A Preferred Units to exercise the Series A Redemption Right afforded pursuant to paragraph (i) above.

(iv) In the event that the Partnership redeems Series A Preferred Units for cash in accordance with Section 2.D(i), the units so redeemed shall be terminated. In the event that the General Partner determines to pay the Redeeming Partner in the form of Series A Preferred Shares, the General Partner shall issue to the Series A Redeeming Partner one Series A Preferred Share for each Series A Preferred Unit being redeemed (subject to modification as set forth in paragraph (v) below), whereupon the General Partner shall acquire the Series A Preferred Units offered for redemption by the Series A Redeeming Partner and shall be treated for all purposes of the Agreement as the owner of such Series A Preferred Units. Any accumulated and unpaid distributions on such Series A Preferred Units to the date of such redemption shall also be deemed to have accumulated on the Series A Preferred Shares paid to the Series A Redeeming Partner in consideration of such Series A Preferred Units at the time of the issuance of such Series A Preferred Shares.

(v) In the event that there shall be outstanding at any time both Series A Preferred Shares and Series A Preferred Units and the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Series A Preferred Shares), in each case as a result of which the Series A Preferred Shares are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), thereafter the Redemption Price payable by the General Partner in respect of one Series A Preferred Unit shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one Series A Preferred Share; and the General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In case there shall be outstanding Series A Preferred Units and no Series A Preferred Shares and the General Partner shall be a party to any merger or consolidation in which the General Partner is not the surviving entity, then the Series A Preferred Shares deliverable by the General Partner thereafter in redemption of Series A Preferred Units pursuant to clause (iii) above shall be shares of the surviving entity or any entity controlling the surviving entity having the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially similar to those set forth on this Exhibit C.

(vi) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Series A Preferred Shares upon exercise of the Series A Redemption Right.

(vii) Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of paragraphs (i) and (ii) above, a Partner shall not be entitled to exercise the Series A Redemption Right if (but only as long as) the delivery of Series A Preferred Shares to such Partner on the Series A Specified Redemption Date (a) would be prohibited under the Declaration of Trust, or (b) as long as the Common Shares or any previously issued Series A Preferred Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the General Partner would in fact assume and satisfy the Series A Redemption Right).

E. Optional Conversion.  A Limited Partner, in its capacity as the holder of Series A Preferred Units, shall have the right to convert all or a portion of such Series A Preferred Units into Common Units, provided that an equivalent number of Series A Preferred Shares are substantially concurrently therewith being converted into Common Shares, as follows:

(i)                                     Subject to and upon compliance with the provisions of  this Section E, the Limited Partner, in its capacity as the holder of Series A Preferred Units shall have the right, at its option, at any time to convert such shares into the number of fully paid and non-assessable Common Units at the Conversion Price (as in effect at the time and on the date provided for in paragraph (ii) of this Section E) by surrendering such Series A Preferred Units to the Partnership to be converted, such surrender to be made in the manner provided in paragraph (ii) of this Section E.  Upon the conversion of Series A Preferred Shares pursuant to this Section E(i), all rights to any accumulated and unpaid dividends on such Series A Preferred Shares shall be cancelled and shall terminate.

(ii)                                  In order to exercise the conversion right, the Limited Partner, in its capacity as the holder of each Series A Preferred Unit to be converted shall deliver to the Partnership a notice of conversion.  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Limited Partner delivers notice of election of conversion and the Limited Partner shall be deemed to have become the holder or holders of record of the Common Units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such partnership transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Units shall have been surrendered and received by the Limited Partner.

(iii) No fractional Partnership Unit shall be issued upon conversion of the Series A Preferred Units. Instead of any fractional interest in a Common Unit that would otherwise be deliverable upon the conversion of a Series A Preferred Unit, the Partnerships shall pay to the holder of such Series A Preferred Unit an amount in cash based upon the Current Market Price of Common Shares of the General Partner on the Trading Day immediately preceding the date of conversion.

(iv)  The Conversion Price shall be adjusted from time to time at the same time and in a like manner as set forth in the Declaration of Trust.

F.                                      Automatic Conversion. The Series A Preferred Units will automatically convert into Common Units, without any further action on the part of the Limited Partner, in its capacity as the holder of Series A Preferred Units, upon the earlier to occur of: (1) the listing of the REIT Shares for registration on a national securities exchange (a “Listing Event”); and (2) in the event that the aggregate value of the REIT’s properties equal or exceed $250 million, in the aggregate on a cost basis (a “Substantial Size Event”).  Upon the conversion of the Series A Preferred Units, pursuant to a Listing Event or a Substantial Size event, holders of Series A Preferred Units shall be entitled to receive an amount equal to all distributions (whether or not declared) accumulated and unpaid thereon through and including the Series A Conversion Date.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the event occurred which causes the conversion of the Series A Preferred Units (the “Series A Conversion Date”) and the Limited Partner shall be deemed to have become the holder or holders of record of the Common Units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such partnership transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Units shall have been surrendered and received by the Limited Partner.

G.                                    Ranking. Any class or series of Partnership Units shall be deemed to rank:

(a) prior to the Series A Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Units;

(b) on a parity with the Series A Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series A Preferred Units, if the holders of such Partnership Units of such class or series and the Series A Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”); and

(c) junior to the Series A Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Common Partnership Units or if the General Partner, in its capacity as the holder of Series A Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series, and such class or series of Partnership Units shall not in either case rank prior to the Series A Preferred Units (“Junior Units”).

H.                                   Voting. Except as required by law, the General Partner, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

I.                                        General. The rights of the General Partner, in its capacity as the holder of the Series A Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit C shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series A Preferred Units.

(ii)   Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series A Preferred Units) to ensure that the Series A Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividends payments on, and to issue Common Shares upon redemption or conversion of, the Series A Preferred Shares) with respect to the Series A Preferred Shares, it being the intention that the terms of the Series A Preferred Units shall be substantially similar to the terms of the Series A Preferred Shares.